Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Genius Products, Inc. of our report dated March 19, 2004, relating to the consolidated financial statements included in the Annual Report on Form 10-KSB of Genius Products, Inc. and Subsidiary for the year ended December 31, 2004.

                /s/ Cacciamatta Accountancy Corporation

                CACCIAMATTA ACCOUNTANCY CORPORATION

Irvine, California
November 16, 2005